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               THE FREDERICK D. SANCILIO AND BARBARA A. SANCILIO
                   IRREVOCABLE INTANGIBLE TAX TRUST AGREEMENT

     We, FREDERICK D. SANCILIO AND BARBARA A. SANCILIO, as Settlors, hereby transfer to WILLIAM H. UNDERWOOD of Wilmington, NC, as Trustee, the assets listed on Schedule A to be held as part of the trust estate. The Trustee and we agree the trust estate shall be administered as provided below.

                                   ARTICLE I
                          DISPOSITION OF TRUST ESTATE

The Trustee shall administer the trust estate for our benefit. The trust shall be designated the FREDERICK D. SANCILIO AND BARBARA A. SANCILIO Irrevocable Trust Under Agreement Dated December 13, 2002, and shall be held and administered as follows:

A. Distribution of Income and Principal. The Trustee may distribute any part or all of the income and principal of the trust to us or for our benefit at any time or times in the Trustee's sole and absolute discretion; provided, however, on February 1st of each calendar year (or, if February 1st is not a business day, then on the first business day after February 1st), if both or either of us are/is then living, the Trustee shall distribute to us, FREDERICK D. SANCILIO and BARBARA A. SANCILIO, or the survivor, the then balance of the trust estate other than a nominal amount which shall be held so as to maintain a custodial/brokerage account under this Agreement. Prior to distribution on February 1st, any income not so paid shall be added to principal. We shall not have the right to direct the form or type of assets that must be distributed to us.

B. Termination as a Result of Settlor's Death. Notwithstanding the provisions set forth in Paragraph A above, if upon the death of the surviving Settlor there is any principal and income in the trust estate, then the Trustee shall distribute forthwith such income and principal to the surviving Settlor's estate.

                                   ARTICLE II
                                  FIDUCIARIES

A. Successor Trustee. If for any reason a Trustee should cease to serve as Trustee, then such Trustee shall appoint an individual, or a bank or trust company with trust powers to serve as successor Trustee in his or her place under this instrument. Under no circumstances may we serve as the Trustee or appoint a successor Trustee of this trust. If a successor trustee is not appointed for any reason, SUSAN GOUGE shall appoint a successor trustee.

B.   Resignation.   Any Trustee may resign at any time by an instrument in
     writing delivered to us, but such resignation shall not be effective until the effective appointment of a successor Trustee.

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                                  ARTICLE III
                           ADMINISTRATION PROVISIONS

The following provisions shall apply to the trust estate under this instrument:

A. Governing Law.   The law of Florida shall govern the validity and
   interpretation of the provisions of this instrument.

B. No Duty to Examine Prior Acts.   A Trustee shall not be personally liable for
   any act or omission of any predecessor Trustee. A successor Trustee may accept the account rendered and the property received as a full and complete discharge of the predecessor Trustee.

C. Trustee Compensation.   The Trustee shall be entitled to reasonable
   compensation for serving as Trustee hereunder in an amount agreed upon between the Settlors and the Trustee. In addition, the Trustee shall be entitled to reimbursement of costs reasonably incurred by it in the administration of the Trust.

                                   ARTICLE IV
                                 TRUSTEE POWERS

The Trustee under this instrument shall hold, manage, care for and protect the trust estate and the trust shall have all fiduciary powers granted to trustees under the laws of the State of Florida, including, but not limited to those powers set forth in Florida Statute 737.402, as amended from time to time, except to the extent a power would conflict with a provision in this instrument, in which case the provision of this instrument shall control. Notwithstanding any provision of law to the contrary, the Trustee is authorized but not directed to retain any and all property received by it described on Schedule A or otherwise and shall have no duty to diversify trust assets and investments. Provided, further, the Trustee shall have no authority to discharge any obligation of support owed by the Trustee to us or by us to others.

                                   ARTICLE V
                                  DEFINITIONS

A. Control.   The term "control" as it pertains to trust assets shall mean the power, authority, or any right to exercise influence over any item of such assets.

B. Manage.   The term "manage" shall mean to organize, effect or implement control.

C. Management.   The term "management" shall mean organizing, effecting or
   implementing control.

D. Trust Estate.   The term "trust estate" shall refer to the property
   originally transferred to the trust and all investments and reinvestments thereof and additions thereto.

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                                   Article VI
                             Agreement Irrevocable

We declare that this agreement and the trust created under this instrument are irrevocable. In addition:

A. Waiver of Right to Appoint Property. We expressly waive all rights and powers which we have to appoint any asset of the trust, including, but not limited to, items of trust principal, to ourselves, our estate, the creditors of either, or otherwise for our benefit.

B. Waiver of Right to Remove and Appoint Trustees. We expressly waive all rights and powers which we might have (i) to remove or appoint Trustees, or
   (ii) to remove or appoint another person or entity with such rights or powers.

C. Waiver of Right to Revoke Trust. We expressly waive all rights and powers which we might have to revoke the trust in whole or in part.

D. Waiver of Right to Appoint Trust Assets. We expressly waive all rights and powers which we might have to appoint assets out of the trust corpus.

E. Waiver of Right to Veto or Rescind Trustee Decisions. We expressly waive all rights and powers which we might have to veto or rescind the actions of a Trustee with respect to any item of the trust estate, and no action by a Trustee shall require our approval.

F. Waiver of Right to Appoint and/or Remove Beneficiaries. We expressly waive all rights and powers which we might have to appoint and/or remove beneficiaries.

G. Waiver or Right to Ownership, Management or Control. We expressly waive all rights and powers which we might have with respect to any rights of ownership, management or control of the trust or any asset of the trust.

IN WITNESS WHEREOF, the Settlors and the Trustee have signed their respective names to multiple original counterparts hereof on the date hereinbefore set forth.


TRUSTEE:                                SETTLORS:


/s/ William H. Underwood  12-13-02      /s/ Frederick D. Sancilio   12/13/02
------------------------  --------      -------------------------   --------
WILLIAM H. UNDERWOOD       Dated        FREDERICK D. SANCILIO         Dated


                                        /s/ Barbara A. Sancilio     12/13/02
                                        -------------------------   --------
                                        BARBARA A. SANCILIO           Dated

     The foregoing instrument, typewritten on five pages including this attestation clause, the self-proving clause, and all exhibits, on this 13 day of December, 2002, at Palm Beach County, Florida, in our joint presence, sight and hearing by FREDERICK D. SANCILIO and BARBARA A. SANCILIO signed as and for their Trust Agreement, and they signed their

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names in our presence at the end thereof and we did then and there, in their presence and in the presence of each other, subscribe our names as attesting witnesses.

/s/ Chrissy DeNitto             residing at       W.P. Beach, FL
___________________________     ___________       ______________________

/s/ Judith L. Coughlin          residing at       Jupiter
___________________________     ___________       ______________________


STATE OF FLORIDA
COUNTY OF PALM BEACH


We, FREDERICK D. SANCILIO and BARBARA A. SANCILIO,
CHRISSY DENITTO and JUDITH L. COUGHLIN, the Settlors and witnesses respectively, whose names are signed to the attached or foregoing instrument, having been sworn, declared to the undersigned officer that the Settlors executed the instrument as their Trust Agreement, the witnesses signed the instrument as witnesses and that all of the parties executed the instrument in the presence of each other.


WITNESSES:                         SETTLORS:

/s/ Chrissy DeNitto                /s/ Frederick D. Sancilio
____________________________       ____________________________
                                   FREDERICK D. SANCILIO

/s/ Judith L. Coughlin             /s/ Barbara A. Sancilio
____________________________       ____________________________
                                   BARBARA A. SANCILIO


Subscribed and sworn to before me by FREDERICK D. SANCILIO and BARBARA A. SANCILIO, the Settlors, who are personally known to me and who did ( ) or did not (X) take an oath, and by Chrissy DeNitto and Judith L. Coughlin the Witnesses, on the 13 day of December, 2002.



                                   /s/ Lee B. Saylar
                                   _________________________
                                   Notary Public
                                   Printed Name:
                                   My commission Expires:
                                   My commission Number:

                                   [Notary Public Seal]


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               The FREDERICK D. SANCILIO and BARBARA A. SANCILIO
                   Irrevocable Intangible Tax Trust Agreement

                                   Schedule A


     Cash of $10.00









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